Exhibit 99.1

BreitBurn Energy Partners L.P. Reports Third Quarter Results

Key Metrics Continue To Exceed Expectations

LOS ANGELES, November 4, 2010 -- BreitBurn Energy Partners L.P. (the "Partnership") (NASDAQ:BBEP) today announced financial and operating results for its third quarter of 2010.

Key Highlights

-	The Partnership continues to perform well both operationally and financially, delivering another quarter of solid results. Adjusted EBITDA and production are trending above the high end of guidance.
-	Production increased 4.7% from the prior quarter to 1,741 MBoe while lease operating expenses declined approximately 7.2% from the prior quarter to $16.54 per Boe.
-
On October 6, 2010, the Partnership completed a private offering of $305 million in aggregate principal amount of 8.625% Senior Notes due 2020.  The Partnership received net proceeds of approximately $291.4 million, which were primarily used to reduce borrowings under its bank credit facility.  As of September 30, 2010, the Partnership had $516 million outstanding under the facility.  As of October 31, 2010, the Partnership had $220 million outstanding under the facility and $439 million in borrowing capacity.

-
On October 29, 2010, the Partnership announced an increased cash distribution for the third quarter of 2010 at the rate of $0.39 per unit, or $1.56 on an annualized basis, to be paid on November 12, 2010 to the record holders of common units at the close of business on November 9, 2010.

-
The Partnership continues to layer in commodity price protection and has added new 2011 through 2014 hedges covering 3.6 million MMBtu of natural gas and approximately 1.8 million Bbls of oil at attractive prices.

Management Commentary

Hal Washburn, CEO, said, “The Partnership had a strong third quarter with Adjusted EBITDA coming in at $60.0 million, up 6% from the prior quarter, and production totaling 1.7 MMBoe, up almost 5% from the prior quarter.  Year-to-date, the Partnership has demonstrated its commitment to delivering on its stated goals by continuing to meet or exceed expectations for key financial and operating metrics. The Board has approved an increase in distributions for the third quarter from an annual rate of $1.53 per unit to $1.56 per unit.  In October, we completed our first Senior Notes offering, raising net proceeds of approximately $291.4 million which further reduced our reliance on our revolving credit facility.  Our price protection portfolio continues to play a vital role in the predictability of our cash flows and we will continue to opportunistically add hedges going forward.”

Third Quarter 2010 Operating and Financial Results Compared to Second Quarter 2010

-
Total production increased from 1,663 MBoe in the second quarter of 2010 to 1,741 MBoe in the third quarter of 2010.  Average daily production increased from 18,270 Boe/day in the second quarter of 2010 to 18,927 Boe/day in the third quarter of 2010.

o	Oil and NGL production was 827 MBoe compared to 812 MBoe.
o	Natural gas production was 5,486 MMcf compared to 5,106 MMcf.
-
Lease operating expenses per Boe, which include district expenses and processing fees and exclude production/property taxes and transportation costs, decreased to $16.54 per Boe in the third quarter of 2010 from $17.82 per Boe in the second quarter of 2010.

-
General and administrative expenses, excluding non-cash unit-based compensation, were $7.2 million, or $4.13 per Boe, in the third quarter of 2010 compared to $5.0 million, or $3.01 per Boe, in the second quarter of 2010.

-	Adjusted EBITDA, a non-GAAP measure, was $60.0 million in the third quarter, up from $56.7 million in the second quarter of 2010.
-
Oil and natural gas sales revenues, including realized gains and losses on commodity derivative instruments, were $99.6 million in the third quarter of 2010, down from $100.5 million in the second quarter of 2010.

-	Realized gains from commodity derivative instruments were $22.6 million in the third quarter of 2010 compared to $18.4 million in the second quarter of 2010.
-
WTI crude oil spot prices averaged $76.06 per barrel and NYMEX natural gas prices averaged $4.24 per Mcf in the third quarter of 2010 compared to $77.82 per barrel and $4.35 per Mcf, respectively, in the second quarter of 2010.

-
Realized crude oil and natural gas prices averaged $76.14 per Boe and $7.55 per Mcf, respectively, in the third quarter of 2010 compared to $69.99 per Boe and $7.70 per Mcf, respectively, in the second quarter of 2010.

-
Net loss, including the effect of unrealized gains on commodity derivative instruments, was $5.7 million, or $0.11 per diluted limited partner unit, in the third quarter of 2010 compared to net income of $53.6 million, or $0.94 per diluted limited partner unit, in the second quarter of 2010.

-	Capital expenditures totaled $25.6 million in the third quarter of 2010 compared to $20.9 million in the second quarter of 2010.

Impact of Derivative Instruments

The Partnership uses commodity and interest rate derivative instruments to mitigate the risks associated with commodity price volatility and changing interest rates and to help maintain cash flows for operating activities, acquisitions, capital expenditures, and distributions. The Partnership does not enter into derivative instruments for speculative trading purposes. Non-cash gains or losses do not affect Adjusted EBITDA, cash flow from operations or the Partnership’s ability to pay cash distributions.

Realized gains from commodity derivative instruments were $22.6 million during the third quarter of 2010.  Realized losses from interest rate derivative instruments were $2.9 million.  Non-cash unrealized losses from commodity derivative instruments were $30.5 million and non-cash unrealized gains from interest rate derivative instruments were $1.3 million for the period.

Production, Income Statement and Realized Price Information

The following table presents production, selected income statement and realized price information for the three months ended September 30, 2010 and 2009 and the three months ended June 30, 2010:

	Three Months Ended
	September 30,	June 30,	September 30,
Thousands of dollars, except as indicated	2010	2010	2009
Oil, natural gas and NGL sales (a)	$77,055	$82,079	$62,674
Realized gains on commodity derivative instruments	22,567	18,435	24,356
Unrealized gains (losses) on commodity derivative instruments	(30,540)	33,215	(11,637)
Other revenues, net	719	487	261
Total revenues	$69,801	$134,216	$75,654
Lease operating expenses and processing fees	$28,800	$29,627	$29,052
Production and property taxes	5,081	4,224	4,422
Total lease operating expenses	$33,881	$33,851	$33,474
Transportation expenses	1,037	1,231	799
Purchases	90	74	18
Change in inventory	(1,801)	4,215	(403)
Total operating costs	$33,207	$39,371	$33,888
Lease operating expenses pre taxes per Boe (b)	$16.54	$17.82	$17.53
Production and property taxes per Boe	2.92	2.54	2.72
Total lease operating expenses per Boe	19.46	20.36	20.25
General and administrative expenses excluding unit-based compensation	$7,193	$5,004	$5,844
Net income (loss)	$(5,726)	$53,597	$(5,396)
Net income (loss) per diluted limited partnership unit	$(0.11)	$0.94	$(0.10)

Total production (MBoe)	1,741	1,663	1,628
Oil and NGL (MBoe)	827	812	743
Natural gas (MMcf)	5,486	5,106	5,308
Average daily production (Boe/d)	18,927	18,270	17,697
Sales volumes (MBoe)	1,680	1,725	1,605
Average realized sales price (per Boe) (c) (d)	$59.32	$58.30	$54.37
Oil and NGL (per Boe) (c) (d)	76.14	69.99	67.40
Natural gas (per Mcf) (c)	7.55	7.70	7.30

(a) Q3 2010, Q2 2010 and Q3 2009 include approximately $124, $123 and $258, respectively, of amortization of an intangible asset related to crude oil sales contracts.
(b) Includes lease operating expenses, district expenses and processing fees. Q3 2009 excludes amortization of intangible asset related to the Quicksilver Acquisition.
(c) Includes realized gains on commodity derivative instruments.
(d) Excludes amortization of intangible asset related to crude oil sales contracts. Includes crude oil purchases.

Non-GAAP Financial Measures

This press release, the financial tables and other supplemental information, including the reconciliations of certain non-generally accepted accounting principles ("non-GAAP") measures to their nearest comparable generally accepted accounting principles ("GAAP") measures, may be used periodically by management when discussing the Partnership's financial results with investors and analysts and they are also available on the Partnership's website under the Investor Relations tab.

Among the non-GAAP financial measures used is “Adjusted EBITDA.”  This non-GAAP financial measure should not be considered as an alternative to GAAP measures, such as net income, operating income, cash flow from operating activities or any other GAAP measure of liquidity or financial performance.

Adjusted EBITDA is presented as management believes it provides additional information relative to the performance of the Partnership's business, such as our ability to meet our debt covenant compliance tests. This non-GAAP financial measure may not be comparable to similarly titled measures of other publicly traded partnerships or limited liability companies because all companies may not calculate Adjusted EBITDA in the same manner.

Adjusted EBITDA

The following table presents a reconciliation of net income or loss and net cash flows from operating activities, our most directly comparable GAAP financial performance and liquidity measures, to Adjusted EBITDA for each of the periods indicated.

	Three Months Ended
	September 30,	June 30,	September 30,
Thousands of dollars	2010	2010	2009
Reconciliation of net income (loss) to Adjusted EBITDA:

Net income (loss) attributable to the partnership	$(5,754)	$53,569	$(5,408)

Unrealized (gains) losses on commodity derivative instruments	30,540	(33,215)	11,637
Depletion, depreciation and amortization expense	23,636	23,909	24,130
Interest expense and other financing costs (a)	8,090	7,882	7,960
Unrealized (gains) losses on interest rate derivatives	(1,314)	(1,466)	381
(Gain) loss on sale of assets	(359)	381	5,470
Income taxes	(470)	561	(13)
Amortization of intangibles	124	123	777
Unit-based compensation expense (b)	5,502	4,937	3,416
Adjusted EBITDA	$59,995	$56,681	$48,350

	Three Months Ended
	September 30,	June 30,	September 30,
Thousands of dollars	2010	2010	2009
Reconciliation of net cash flows from operating activities to Adjusted EBITDA:

Net cash from operating activities	$62,236	$36,429	$42,436

Increase (decrease) in assets net of liabilities relating to operating activities	(9,149)	13,528	(1,293)
Interest expense (a) (c)	6,997	6,949	7,136
Income from equity affiliates, net	9	(144)	(106)
Incentive compensation expense (d)	(45)	(19)	(31)
Incentive compensation paid	11	-	7
Income taxes	(36)	(34)	213
Non-controlling interest	(28)	(28)	(12)
Adjusted EBITDA	$59,995	$56,681	$48,350

(a) Includes realized gains/losses on interest rate derivatives.
(b) Represents non-cash long term unit-based incentive compensation expense.
(c) Excludes debt amortization.
(d) Represents cash-based incentive compensation plan expense.

Hedge Portfolio Summary

The table below summarizes the Partnership’s commodity derivative hedge portfolio as of November 4, 2010.

	Year
	2010	2011	2012	2013	2014
Gas Positions:
Fixed price swaps:
Hedged volume (MMBtu/d)	43,113	25,955	19,128	37,000	-
Average price ($/MMBtu)	$8.22	$7.26	$7.10	$6.50	$-
Collars:
Hedged volume (MMBtu/d)	3,837	16,016	19,129	-	-
Average floor price ($/MMBtu)	$9.00	$9.00	$9.00	$-	$-
Average ceiling price ($/MMBtu)	$12.65	$11.28	$11.89	$-	$-
Total:
Hedged volume (MMBtu/d)	46,950	41,971	38,257	37,000	-
Average price ($/MMBtu)	$8.29	$7.92	$8.05	$6.50	$-

Oil Positions:
Fixed price swaps:
Hedged volume (Bbls/d)	2,267	4,767	4,539	6,000	3,748
Average price ($/Bbl)	$83.67	$75.45	$75.81	$80.74	$88.88
Participating swaps: (a)
Hedged volume (Bbls/d)	1,433	1,439	-	-	-
Average price ($/Bbl)	$65.67	$61.29	$-	$-	$-
Average participation %	58.0%	53.2%	-	-	-
Collars:
Hedged volume (Bbls/d)	2,140	2,048	2,477	500	-
Average floor price ($/Bbl)	$105.72	$103.42	$110.00	$77.00	$-
Average ceiling price ($/Bbl)	$140.02	$152.61	$145.39	$103.10	$-
Floors:
Hedged volume (Bbls/d)	500	-	-	-	-
Average floor price ($/Bbl)	$100.00	$-	$-	$-	$-
Total:
Hedged volume (Bbls/d)	6,340	8,254	7,016	6,500	3,748
Average price ($/Bbl)	$88.33	$79.90	$87.88	$80.45	$88.88

(a) A participating swap combines a swap and a call option with the same strike price.

Other Information

The Partnership will host an investor conference call to discuss its results today at 9:00 a.m. (Pacific Time).  Investors may access the conference call over the Internet via the Investor Relations tab of the Partnership's website (www.breitburn.com), or via telephone by dialing 888-539-3686 (international callers dial +1-719-325-2368) a few minutes prior to register.  Those listening via the Internet should go to the site 15 minutes early to register, download and install any necessary audio software. In addition, a replay of the call will be available through November 18, 2010 by dialing 877-870-5176 (international callers dial +1-858-384-5517) and entering replay PIN 7476456, or by going to the Investor Relations tab of the Partnership's website (www.breitburn.com). The Partnership will take live questions from securities analysts and institutional portfolio managers; the complete call is open to all other interested parties on a listen-only basis.

About BreitBurn Energy Partners L.P.

BreitBurn Energy Partners L.P. is a California-based publicly traded independent oil and gas limited partnership focused on the acquisition, exploitation, development and production of oil and gas properties. The Partnership’s producing and non-producing crude oil and natural gas reserves are located in Northern Michigan, the Los Angeles Basin in California, the Wind River and Big Horn Basins in central Wyoming, the Sunniland Trend in Florida, and the New Albany Shale in Indiana and Kentucky. See www.BreitBurn.com for more information.

Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements relating to BreitBurn's operations that are based on management's current expectations, estimates and projections about its operations. Words and phrases such as "believes," “future,” “impact,” “guidance,” “expectations,” “to be paid,” “continue,” “anticipate,” “will remain,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. These include risks relating to the Partnership’s financial performance and results, availability of sufficient cash flow to execute our business plan, our level of indebtedness, a significant reduction in the borrowing base under our bank credit facility, our ability to raise capital, prices and demand for natural gas and oil, our ability to replace reserves and efficiently develop our current reserves, political and regulatory developments relating to taxes, derivatives and our oil and gas operations, and the factors set forth under the heading "Risk Factors" incorporated by reference from our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2010, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, BreitBurn undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  Unpredictable or unknown factors not discussed herein also could have material adverse effects on forward-looking statements.

Investor Relations Contacts:
James G. Jackson
Executive Vice President and Chief Financial Officer
(213) 225-5900 x273
or
Gloria Chu
Investor Relations
(213) 225-5900 x210

BBEP-IR

BreitBurn Energy Partners L.P. and Subsidiaries
Unaudited Consolidated Statements of Operations

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Thousands of dollars, except per unit amounts	2010	2009	2010	2009

Revenues and other income items
Oil, natural gas and natural gas liquid sales	$77,055	$62,674	$239,603	$180,189
Gains (losses) on commodity derivative instruments, net	(7,973)	12,719	95,742	(14,520)
Other revenue, net	719	261	1,838	930
Total revenues and other income items	69,801	75,654	337,183	166,599
Operating costs and expenses
Operating costs	33,207	33,888	108,429	100,273
Depletion, depreciation and amortization	23,636	24,130	69,599	81,393
General and administrative expenses	12,740	9,318	33,957	27,265
(Gain) loss on sale of assets	(359)	5,470	137	5,470
Total operating costs and expenses	69,224	72,806	212,122	214,401

Operating income (loss)	577	2,848	125,061	(47,802)

Interest and other financing costs, net	5,147	4,549	13,762	14,682
Losses on interest rate swaps	1,629	3,792	5,290	5,557
Other income, net	(3)	(84)	(7)	(124)

Income (loss) before taxes	(6,196)	(5,409)	106,016	(67,917)

Income tax expense (benefit)	(470)	(13)	235	(354)

Net income (loss)	(5,726)	(5,396)	105,781	(67,563)
Less: Net income attributable to noncontrolling interest	(28)	(12)	(127)	(14)

Net income (loss) attributable to the partnership	(5,754)	(5,408)	105,654	(67,577)

Basic net income (loss) per unit	$(0.11)	$(0.10)	$1.86	$(1.28)
Diluted net income (loss) per unit	$(0.11)	$(0.10)	$1.86	$(1.28)

BreitBurn Energy Partners L.P. and Subsidiaries
Unaudited Consolidated Balance Sheets

	September 30,	December 31,
Thousands of dollars, except units outstanding	2010	2009
ASSETS
Current assets
Cash	$3,409	$5,766
Accounts and other receivables, net	52,248	65,209
Derivative instruments	75,534	57,133
Related party receivables	2,062	2,127
Inventory	4,621	5,823
Prepaid expenses	7,235	5,888
Intangibles	124	495
Total current assets	145,233	142,441
Equity investments	7,857	8,150
Property, plant and equipment
Property, plant and equipment	2,121,173	2,066,685
Accumulated depletion and depreciation	(392,917)	(325,596)
Net property, plant and equipment	1,728,256	1,741,089
Other long-term assets
Derivative instruments	78,347	74,759
Other long-term assets	11,909	4,590

Total assets	$1,971,602	$1,971,029
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$25,345	$21,314
Derivative instruments	23,418	20,057
Related party payables	-	13,000
Revenue and royalties payable	16,830	18,224
Salaries and wages payable	9,272	10,244
Accrued liabilities	10,170	9,051
Total current liabilities	85,035	91,890

Long-term debt	516,000	559,000
Deferred income taxes	2,680	2,492
Asset retirement obligation	37,261	36,635
Derivative instruments	22,672	50,109
Other long-term liabilities	2,102	2,102
Total liabilities	665,750	742,228
Equity
Partners' equity	1,305,394	1,228,373
Noncontrolling interest	458	428
Total equity	1,305,852	1,228,801

Total liabilities and equity	$1,971,602	$1,971,029

Common units outstanding (in thousands)	53,308	52,784

BreitBurn Energy Partners L.P. and Subsidiaries
Unaudited Consolidated Statements of Cash Flows

	Nine Months Ended
	September 30,
Thousands of dollars	2010	2009

Cash flows from operating activities
Net income (loss)	$105,781	$(67,563)
Adjustments to reconcile to cash flow from operating activities:
Depletion, depreciation and amortization	69,599	81,393
Unit based compensation expense	15,386	9,736
Unrealized (gains) losses on derivative instruments	(46,065)	160,319
Income from equity affiliates, net	293	766
Deferred income tax expense (benefit)	188	(897)
Amortization of intangibles	371	2,334
Loss on sale of assets	137	5,470
Other	2,850	2,472
Changes in net assets and liabilities
Accounts receivable and other assets	13,315	3,590
Inventory	1,202	(3,710)
Net change in related party receivables and payables	(12,935)	340
Accounts payable and other liabilities	(6,822)	(10,279)
Net cash provided by operating activities	143,300	183,971
Cash flows from investing activities
Capital expenditures	(46,418)	(18,603)
Proceeds from sale of assets	225	23,034
Property acquisitions	(1,550)	-
Net cash provided (used) by investing activities	(47,743)	4,431
Cash flows from financing activities
Distributions	(43,043)	(28,038)
Proceeds from long-term debt	683,500	218,475
Repayments of long-term debt	(726,500)	(369,475)
Book overdraft	-	(9,711)
Long-term debt issuance costs	(11,871)	-
Net cash used by financing activities	(97,914)	(188,749)
Decrease in cash	(2,357)	(347)
Cash beginning of period	5,766	2,546
Cash end of period	$3,409	$2,199